UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 9, 2015

Date of Report (Date of earliest event reported)

MODEL N, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35840	77-0528806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Seaport Boulevard, Suite 400 Pacific Shores Center – Building 6 South Redwood City, California	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 610-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.Results of Operations and Financial Condition.

On November 9, 2015, Model N, Inc. issued a press release announcing its financial results for the fourth quarter and fiscal year 2015, which ended September 30, 2015. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 2.02 of this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.Other Events.

On November 4, 2015, all parties to the consolidated class action lawsuit against Model N, Inc. and certain of the company’s current and former directors and executive officers and underwriters of the initial public offering reached a mutually acceptable resolution by way of a mediated settlement. The agreement in principle calls for the company to contribute $250,000 toward the settlement, with the remainder to be covered by the company’s D&O insurance. The company is satisfied with this resolution given the risks and expenses associated with further litigation. The settlement is subject to court approval.

Except as required by law, the company undertakes no obligation to update or revise this disclosure, whether as a result of new information, future events or otherwise, after the date of this Current Report on Form 8-K.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release entitled “Model N Announces Fourth Quarter and Fiscal Year 2015 Financial Results,” dated November 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODEL N, INC.
(Registrant)

By:	/s/ Mark Tisdel
Mark Tisdel
Senior Vice President and Chief Financial Officer

Date: November 9, 2015

Exhibit Index

Exhibit Number	Description

99.1	Press Release entitled “Model N Announces Fourth Quarter and Fiscal Year 2015 Financial Results,” dated November 9, 2015.